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                                   Exhibit 11
                   THE COOPER COMPANIES, INC. AND SUBSIDIARIES
                        Calculation of Earnings Per Share
                    (In thousands, except per share figures)
                                   (Unaudited)

                                                          Three Months Ended
                                                              January 31,
                                                           1997           1996
                                                          ------         -------
Primary:
Net income                                                $ 3,310        $   652
                                                          =======        =======
Weighted average number of common
  shares outstanding                                       11,676         11,607
Number of common equivalent shares
  using the treasury stock method                             204            100
                                                          -------        -------
Average number of common shares used
  to compute earnings per share                            11,880         11,707
                                                          =======        =======
Earnings per share                                        $  0.28        $  0.06
                                                          =======        =======



Fully Diluted:
Net income                                                $ 3,310        $   652
                                                          =======        =======
Weighted average number of common
  shares outstanding                                       11,676         11,607
Number of common equivalent shares
  using the treasury stock method                             299            129
                                                          -------        -------
Average number of common shares used
  to compute earnings per share                            11,975         11,736
                                                          =======        =======
Earnings per share                                        $  0.28        $  0.06
                                                          =======        =======

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